Exhibit 3.34

The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL J. CONNOLLY, SECRETARY
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF ORGANIZATION
(Under G.L. Ch. 156B)

ARTICLE I

The name of the corporation is:

CLEAN HARBORS KINGSTON FACILITY CORPORATION

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

To engage in the business of hazardous and non-hazardous waste treatment, storage and disposal; to operate a petroleum recycling and reclamation facility and in general to carry on any business which may lawfully be done by a corporation organized under Chapter 156B of the Massachusetts General Laws.

ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	200,000	$.01
Preferred:		Preferred:

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.

NONE

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

NONE

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state “None”.)

See Continuation Sheets 6A, 6B and 6C Attached Hereto

Continuation Sheet 6A

Special Provisions

ONE: All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend or repeal the By-Laws of the Corporation in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders, and subject to the power of the stockholders to amend or repeal any By-Law adopted by the Board of Directors.

TWO: Meetings of the stockholders of the Corporation may be held anywhere within the United States.

THREE: The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

FOUR: In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that the interest in any such contract or transaction of any such director shall at the time be fully disclosed or otherwise known to the Board of Directors. Any director of the Corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize such contract or transaction and may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that he is also a stockholder, director or officer of, or has any interest in, such other person with the same force and effect as if he were not such stockholder, director or officer or not so interested. Any contract or other transaction of the Corporation or of the Board of Directors or of any committee thereof which shall be ratified by a majority of the holders of the issued and outstanding stock entitled to vote at any annual meeting or any special meeting called for that purpose shall be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract or other transaction, when and if submitted, shall not be deemed in any way to render the same invalid or’ deprive the directors and officers of their right to proceed with such contract or other transaction.

Continuation Sheet 6B

FIVE: The Corporation shall, to the extent legally permissible, indemnify each person (and his heirs, executors, administrators, or other legal representatives) who is, or shall have been, a director or officer of the Corporation or any person who is serving, -or shall have served, at the request of the Corporation as a director or officer of another corporation, against all liabilities and expenses (including judgments, fines, penal-ties and attorneys’ fees and all amounts paid in compromise or settlement) reasonably incurred by any such director, officer or person in connection with, or arising out of, any action, suit or proceeding in which any such director, officer or person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of the Corporation or such other corporation, except in relation to matters as to which any such director, officer or person shall be finally adjudged, other than by consent, in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that indemnity shall not be made with respect to such amounts paid in compromise or settlement, unless:

(a) such compromise or settlement shall have been approved as in the best interests of the corporation, after notice that it involves such indemnification by:

(i)                                     The Board of Directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, or by

(ii)                                  The stockholders of the Corporation by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit or proceeding, or

(b) in the absence of action by disinterested directors or stockholders as above provided, there has been obtained at the request of a majority of the Board of Directors then in office a written opinion of independent legal counsel to the effect that the director or officer to be indemnified appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

Continuation Sheet 6C

Upon request therefor by any director, officer of person enumerated in the preceding paragraph of this Article, the Corporation may from time to time, if authorized by the Board of Directors, prior to final adjudication or compromise or settlement of the matter or matters as to which indemnification is claimed, advance to such director, officer or person all expenses incurred by him to date of such request. Any advance made pursuant to this provision shall be made on the condition that the director, officer or person receiving such advance shall repay to the Corporation any amounts so advanced if, upon the termination of the matter or matters as to which such advances were made, such director, officer or person shall not be entitled to indemnification under the preceding paragraph of this Article.

The foregoing right to indemnification shall not be exclusive of any other rights to which any such director, officer or person is entitled under any agreement, vote of stockholders, statute, or as a matter of law, or otherwise.

The provisions of this Article are separable, and if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not prevent any other provision or portion hereof from applying, and shall not affect any right of indemnification existing otherwise than under this Article.

SIX: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such limitation on liability will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. If the Massachusetts Business Corporation Law is amended after the effective date of these Articles of organization, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law, as so amended.

SEVEN: All shares of common stock issued by the Corporation shall, to the extent permitted by the Internal Revenue Code, be deemed issued pursuant to a Plan to Issue Section 1244 Stock.

October 20, 1989

Secretary of State
Corporations Department
One Ashburton Place
Boston, Massachusetts

CONSENT TO USE OF NAME

The undersigned, all corporations organized under the laws of the Commonwealth of Massachusetts, hereby consent to the use of the name Clean Harbors Kingston Facility Corporation by a new corporation organized this day by the Articles attached hereto.

CLEAN HARBORS OF NATICK, INC.

By:	/s/ C. Michael Malm
C. Michael Malm
Clerk

CLEAN HARBORS OF BRAINTREE, INC.

By:	/s/ C. Michael Malm
C. Michael Malm
Clerk

CLEAN HARBORS ENVIRONMENTAL ENGINEERING CORP.

By:	/s/ C. Michael Malm
C. Michael Malm
Clerk

CLEAN HARBORS OF MAINE, INC.

By:	/s/ C. Michael Malm
C. Michael Malm
Clerk

CLEAN HARBORS OF KINGSTON, INC.

By:	/s/ C. Michael Malm
C. Michael Malm
Clerk

CLEAN HARBORS MANAGEMENT COMPANY, INC.

By:	/s/ C. Michael Malm
C. Michael Malm
Clerk

CLEAN HARBORS, INC.

By:	/s/ C. Michael Malm
C. Michael Malm
Clerk

CLEAN HARBORS ANALYTICAL SERVICES, INC.

By:	/s/ C. Michael Malm
C. Michael Malm
Clerk

CLEAN HARBORS ENVIRONMENTAL ENGINEERING CORP.

By:	/s/ C. Michael Malm
C. Michael Malm
Clerk

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is:

1200 Crown Colony Drive, P.O. Box 9137, Quincy, MA 02269-9137

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President:	Alan S. McKim	61 West Street Kingston, MA 02364	1200 Crown Colony Drive P.O. Box 9137 Quincy, MA 02269-9137
Treasurer:	Stephen Moynihan	307 High Street Pembroke, MA 02369	1200 Crown Colony Drive P.O. Box 9137 Quincy, MA 02269-9137
Clerk:	C. Michael Malm	84 Highland Street W. Newton, MA 0165	Davis, Malm & D’Agostine One Boston Place Boston, MA 02108
Directors:	Alan S. McKim	61 West Street Kingston, MA 02364	1200 Crown Colony Drive P.O. Box 9137 Quincy, MA 02269-9137

c. The fiscal year of the corporation shall end on the last day of the month of:

February 28th

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/ WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 20th day of October 1989.

/s/ Carol R. Cohen
Carol R. Cohen, Esquire, Davis, Malm & D’Agostine, One Boston Place, Boston, MA 02108

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

General Laws, Chapter 156B, Section 12

I hereby certify that, upon an examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 23rd day of October, 1989.

Effective Date:

MICHAEL J. CONNOLLY
Secretary of State

PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

Carol R. Cohen, Esquire
Davis, Malm & D’Agostine
One Boston Place
Boston, MA 02108

Telephone: (617)367-2500

CLEAN HARBORS KINGSTON FACILITY CORPORATION

BY-LAWS

ARTICLE I

Stockholders

1.1 Annual Meeting. The annual meeting of stockholders shall be held on the third Tuesday in March in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 o’clock A.M. unless a different hour is fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

1.2 Special Meetings. Special meetings of stockholders may be called by the President or by the Directors and shall be called by the President upon written request of the holders of in excess of twenty-five percent (25%) of the shares of capital stock of the corporation entitled to vote at such meeting. The call for the meeting shall state the date, hour and place and the purposes of the meeting.

1.3 Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (as permitted by law) is designated by the person(s) calling the meeting and stated in the notice of the meeting.

1.4 Notice of Meetings. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or by the person calling the meeting at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who by law, or by the Articles of Organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing first class postage prepaid and addressed to such stockholder at his address as it appears upon the stock record books of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

1.5 Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum but a lesser number may adjourn any meeting from time to time without further notice.

1.6 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The Corporation, however, shall not vote any share of its own stock. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

1.7 Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter, other than an election to office, except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

1.8 Action without Meeting. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting and shall be deemed to have been taken on the date specified in such consent.

ARTICLE II

Directors

2.1           Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In particular, and without limiting the generality of the foregoing, the directors may at any time and from time to time issue all or any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

2.2 Election. A Board of Directors of such number (not less than three or the number of stockholders of the corporation, whichever is the lesser) as shall be fixed by the stockholders at the annual or any special meeting, shall be elected by the stockholders at the annual meeting.

2.3 Vacancies. Any vacancy in the Board of Directors, including a vacancy resulting from the enlargement of the Board, may be filled by the Directors or, in the absence of such election by Directors, by the stockholders at the annual or any special meeting called for that purpose; provided that any vacancy resulting from action by the stockholders may be filled by the stockholders at the same meeting at which such action was taken by them. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

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2.4 Enlargement of the Board. The number of the Board of Directors may be increased or decreased in accordance with these By-Laws at the annual meeting or at any special meeting of the stockholders, and may be increased by vote of a majority of the Directors then in office.

2.5 Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.6 Removal. A Director may be removed from office (a) with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

2.7 Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. Special meetings of the Directors may be held at any time and place designated in a call by the President, Treasurer or two or more Directors.

2.8 Notice of Meeting. Notice of all special meetings of the Directors shall be given to each Director by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.

2.9 Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

2.10 Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization, or by these By-Laws, shall be sufficient to decide any matter presented to the meeting.

2.11 Action by Consent. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors’ meetings. Such written consent shall be treated as a vote of the Directors for all purposes and shall be deemed to have been taken on the date specified in such written consent.

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2.12 Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive committee or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE III

Officers

3.1 Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers and Assistant Clerks, as the Directors may determine.

3.2 Election. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

3.3 Qualification. No officer need be a Director or stock-holder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

3.4 Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall each hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or the Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.5 Removal. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office.

3.6 President and Vice Presidents. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors he shall preside, when

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present, at all meetings of stockholders and of the Directors. Any Vice President shall have such powers as the Directors may from time to time designate.

3.7           Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide. Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

3.8 Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. Unless a stock transfer agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount and class of stock held by each. The Clerk shall keep a record of the meetings of the Directors. Any Assistant Clerk shall have such powers as the Directors may from time to time designate. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

3.9 Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

ARTICLE IV

Capital Stock

4.1           Certificates of Stock.  Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares of the corporation held by him in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

4.2 Transfers. Shares of stock may be transferred on the books of the corporation subject to any restrictions on transfer contained in the Articles of Organization, these By-Laws or any agreement to which the corporation is a party by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any

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transfer, pledge or other disposition of stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the corporation of his current post office address.

4.3 Record Date. The Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

4.4 Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.

ARTICLE V

Miscellaneous Provisions

5.1 Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve months ending on February 28 of each year.

5.2 Seal. The corporation shall have a seal in such form as the Directors may adopt and from time to time alter at their pleasure.

5.3           Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its name and on its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise direct.

5.4 Voting of Securities. Except as the Directors may otherwise direct, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

5.5 Corporate Records. The original, or attested copies of, the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stock-holders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk or of its resident agent. It is not necessary that all of said copies and records be kept in the same office.

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5.6 Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

5.7 Amendments. The Directors may, at any meeting duly called for such purpose, make, amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders. The stockholders may, at any meeting duly called for such purpose, amend these By-Laws in whole or in part. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws. No change in the date fixed in these By-Laws for the annual meeting of stockholders may be made within sixty days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the new date fixed for such meeting. Any By-Law adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the stockholders entitled to vote on amending the By-Laws.

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